UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 8, 2026

ZYVERSA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41184	86-2685744
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2436 N Federal Hwy, Suite 466 Lighthouse Point, Florida	33064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(754) 231-1688

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZVSA	(1)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

(1) The Company’s common stock is quoted on the OTCQB® Venture Market under the symbol “ZVSA.”

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Min Chul Park, Ph.D.

On July 8, 2026, Min Chul Park, Ph.D., notified the Board of Directors (the “Board”) of ZyVersa Therapeutics, Inc. (the “Company”) of his intention to resign from his Board positions as an independent director, member of the Compensation Committee of the Board, and member of the Nominating and Corporate Governance Committee of the Board. Dr. Park’s resignation has been accepted by the Board, effective immediately. Dr. Park’s resignation was due to personal reasons and not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Item 8.01 Other Events.

The Board and management of the Company have commenced, and are continuing to explore, certain cost-cutting measures to maximize the Company’s available resources while it seeks to raise capital. For example, Stephen Glover and Peter Wolfe, the Company’s Chief Executive Officer and Chief Financial Officer, respectively, each voluntarily agreed to accept reduced compensation to support the Company during a period of limited cash resources and to provide the Company with greater balance sheet flexibility.

In addition, measures being considered include:

●	Divesting or selling the Company’s VAR 200 or IC 100 product candidates.
●	Reducing employee headcount to focus on core services and support, with corresponding reduced costs.
●	Considering ways to decrease public company expenses, including possibly “going dark” by suspending its obligations to file its current and periodic reports required by Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12h-3 promulgated thereunder.

In addition, the Company will continue to consider other ways to maximize shareholder value, including, but not limited to sale of the Company or its assets, or restructuring or reorganization, among other alternatives.

The Company expects that any savings generated from such cost-reduction activities as are ultimately adopted, along with any capital raise, may enable the Company to continue operations while the Company continues to seek new sources of financing to stabilize its finances and operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K (“Form 8-K”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements regarding the Company’s common cost-cutting measures. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of risks, uncertainties and other important factors, including those factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as updated by the Company’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2026, in each case as filed with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this Form 8-K. Any forward-looking statements speak only as of the date of this Form 8-K and are based on information available to the Company as of the date of this Form 8-K, and the Company assumes no obligation to, and does not intend to, update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2026	ZYVERSA THERAPEUTICS, INC.

/s/ Stephen Glover
Stephen Glover
Chief Executive Officer